CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the post effective amendment no. 3 dated November 13, 2000, to the registration statement on Form S-1 of our report dated February 8, 2000, relating to the financial statements of FX Energy, Inc. and subsidiaries, which appear in such post effective amendment. We also consent to the reference to us under the heading "Experts" in such post effective amendment.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
November 13, 2000